Exhibit 10.2.7.2

Amendment #1

To

Deferred Compensation Plan

for

Members of the Board of Trustees

of

Consolidated Edison Company of New York, Inc.

Adopted by the Board of Trustees, February 27, 1979;

Effective as of March 1, 1979

As amended effective February 26, 1980

As amended effective January 1, 1993

Amended and Restated as of January 1, 2008

Amendment #1 effective as of January 1, 2011

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

Pursuant to the authority granted to the Plan Administrator under the terms of the Deferred Compensation Plan for Members of the Board of Trustees of Consolidated Edison Company of New York, Inc. (“Plan”) and the authority set forth in the February 18, 2010 revised Director Compensation Resolution, the undersigned hereby approves, effective as of January 1, 2011, the amendment to the Plan as set forth below.

1.	Section 1. Definitions is amended as follows:

“Deferred Compensation”	is amended by adding at the end thereof the following sentence. “Notwithstanding any provision in this Plan to the contrary, effective as of January 1, 2011, no Compensation may be designated for deferral under this Plan.”

“Section 409A”	is amended by deleting “means” before “Section 409A”.

“Separation from Service”	is amended by replacing “with” with “With” at the beginning of the sentence and changing “1.409A-19h with “1.409A-1 (h)” at the end of the sentence.

2.	Section 3. Payment of Deferred Compensation and Timing of Distributions is amended by inserting “or” before “(ii)” and delete “or (iii) as a Qualifying Annuity, as defined in Section 7 below,”.

3.	Section 7 is deleted.

Except as hereby amended, all of the terms and conditions set forth in the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 26 day of December, 2012.

/s/ Mary Adamo 12/26/12
Mary Adamo, Plan Administrator Deferred Compensation Plan for Members of the Board of Trustees of Consolidated Edison Company of New York, Inc.

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